                                                                   Exhibit 3.2



                               ARTICLES OF MERGER

    THESE ARTICLES OF MERGER are made and entered into as of the 14th day of August, 1996, by and between SAMUEL HAMANN GRAPHIX, INC., a Nevada corporation, (hereinafter referred to as "SHG"), and SAMUEL HAMANN GRAPHIX, INC., a California corporation (hereinafter referred to as "Graphix").

ARTICLE I. PLAN OF MERGER

    Pursuant to these Articles of Merger, it is intended and agreed that Graphix will be merged into SHG, and SHG will be the surviving corporation. The terms, conditions, and understandings of the Merger are set forth in the Agreement and Plan of Merger between SHG and Graphix dated August 13, 1996 ("Plan of Merger"), a true and correct copy of which is attached hereto as Exhibit "A" and incorporated herein by this reference.

ARTICLE II. DIRECTOR APPROVAL

    The Plan of Merger has been duly adopted and approved by the boards of directors of SHG and Graphix in accordance with the laws of the states under which they are organized.

ARTICLE III. STOCKHOLDER APPROVAL

    Graphix has authorized 10,000,000 shares of common stock, no par value, of which 2,183,950 shares are issued and outstanding, each of which is entitled to one vote or an aggregate for all common stock of 2,183,950 votes. The Plan of Merger was submitted to the stockholders of Graphix for approval in accordance with the laws of the state of California. Of the 2,183,950 issued and outstanding shares of Graphix common stock, there were 1,458,500 undisputed votes for approval of the proposed Plan of Merger. The number of votes cast for approval of the proposed Plan of Merger by the common stock entitled to vote thereon was sufficient for approval pursuant to the laws of the state of California.

    SHG has authorized 50,000,000 shares of common stock, $0.001 par value, of which no shares are issued and outstanding, and 5,000,000 shares of preferred stock, par value $0.001, of which no shares are issued and outstanding. The Plan of Merger was duly approved and adopted by the board of directors of SHG in accordance with the Nevada Revised Statutes, and no stockholder approval of SHG is required under such statutes since there is no common stock or preferred stock of SHG issued and outstanding.

ARTICLE IV. AMENDMENT TO ARTICLES

    The Articles of Incorporation of SHG as the surviving corporation shall be its certificate of incorporation as currently in effect, without change or amendment.

    IN WITNESS WHEREOF, the undersigned corporations, acting through their respective presidents and secretaries, have executed these Articles of Merger as of the date first-above written.


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                                 SAMUEL HAMANN GRAPHIX, INC.
ATTEST:                          A Nevada Corporation

/s/ Gaius Villard                By: /s/ Nathan Gould
-------------------------          -----------------------------
Gaius Villard, Secretary           Nathan Gould, President

                                 SAMUEL HAMANN GRAPHIX, INC.
ATTEST:                          A California corporation

/s/ Gaius Villard                By: /s/ Nathan Gould
-------------------------          -----------------------------
Gaius Villard, Secretary           Nathan Gould, President

STATE OF UTAH        )

                     :ss.

COUNTY OF Salt Lake  )

    I, Kirk A. Granat, a notary public, hereby certify that on the 14th day of August 1996, personally appeared before me the president of Samuel Hamann Graphix, Inc., a Nevada corporation ("SHG"), and the president of Samuel Hamann Graphix, Inc., a California corporation ("Graphix"), who being by me first duly sworn, declared that he is the person who signed the foregoing document as the president, respectively, of SHG and Graphix and that the statements therein contained are true.

                                 /s/ Kirk A. Granat
                                 -------------------------------
                                 NOTARY PUBLIC

                                 Residing in Salt Lake
                                             -------------------

STATE OF UTAH          )

                       :ss.

COUNTY OF Salt Lake    )

    I, Kirk A. Granat, a notary public, hereby certify that on the 14th day of August 1996, personally appeared before me the secretary of Samuel Hamann Graphix, Inc., a Nevada corporation ("SHG"), and the secretary of Samuel Hamann Graphix, Inc., a California corporation ("Graphix"), who being by me first duly sworn, declared that he is the person who signed the foregoing document as the secretary, respectively, of SHG and Graphix and that the statements therein contained are true.

                                 /s/ Kirk A. Granat
                                 -------------------------------
                                 NOTARY PUBLIC

                                 Residing in Salt Lake
                                             -------------------


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